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Exhibit 10.2

UAL CORPORATION
SUCCESS SHARING PROGRAM—
PERFORMANCE INCENTIVE PLAN
AMENDMENT NO. 1

        This Amendment No. 1 to the UAL Corporation Success Sharing Program—Performance Incentive Plan dated January 1, 2007 (the "Plan"), is made as of January 1, 2008.

        WHEREAS, pursuant to Section VI.A of the Plan, the Plan may be modified or amended by the Board of Directors (the "Board"); and

        WHEREAS, the Board now desires to amend the Plan to permit payment of quarterly awards for salaried employees on an annual basis as is currently done for management employees;

        NOW THEREFORE, Section III.E of the Plan is hereby amended, effective as of January 1, 2008, in its entirety to read as follows:

  "Annual Treatment For Certain Qualified Employees. If the Company has implemented quarterly Performance Periods (and therefore quarterly Incentive Awards), the Company may elect to determine Individual Performance Modifiers for some or all Qualified Employees on a Plan Year (rather than quarterly) basis, in which case the Company may further elect to provide such Qualified Employees with annual Incentive Awards (based on quarterly Performance Periods) instead of quarterly Incentive Awards. Payment of such annual Incentive Awards will be made by the Company as soon as practicable after the Company has calculated the annual Incentive Award. For purposes of determining entitlement to payment under Paragraph IV.A, such Qualified Employees shall be treated solely as having annual Performance Periods."

*        *        *

        IN WITNESS WHEREOF, this Amendment No. 1 to the UAL Corporation Success Sharing Program—Performance Incentive Plan is executed on this 6th day of December, 2007.

Paul R. Lovejoy Name
Senior Vice President, General Counsel and Secretary Title
/s/ Paul R. Lovejoy Signature

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  Exhibit 10.2